UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 12, 2006

(Date of earliest event reported)

ALASKA AIRLINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19978	92-0009235
(Commission File Number)	(IRS Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 12, 2006, Alaska Airlines, Inc. (“Alaska”) announced that Kevin Finan has been appointed Executive Vice President of Operations for Alaska. The appointment was made on January 12, 2006 and is not for a fixed term.

Mr. Finan, who is 58 years old, was previously Vice President of Flight Operations for Alaska and served in that position since July 2000. Prior to that, Mr. Finan was a flight operations base manager and captain for Alaska and a former chief pilot for Jet America Airlines. Mr. Finan also served as a commanding officer of a U.S. Navy Reserve F-14 fighter squadron and while in the military flew 90 combat missions over Vietnam, earning four air medals and two Navy commendation medals. In 1998, Mr. Finan was named an Alaska Airlines “Legend,” the highest honor an Alaska employee can receive. Mr. Finan graduated cum laude from Gettysburg College, holds a master’s degree from the University of Southern California and has attended the Aviation Safety School at the U.S. Navy Postgraduate School in Monterey, California.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated January 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIRLINES, INC.
Registrant

Date: January 18, 2006

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden
Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer

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